LAKE VICTORIA REPORTS ENCOURAGING GOLD ASSAYS FROM SINGIDA-LONDONI GOLD PROJECT, TANZANIA

Golden, Colorado, October 13th, 2010 (LVCA:OTCBB) - Lake Victoria Mining Company, Inc. (“Lake Victoria” or the “Company”) is pleased to report initial drill results from the Sambaru 3, 4 and 5 prospect areas within the Singida-Londoni gold project, Tanzania. Drill intercepts include: 13.91 g/t Au over 4 meters; 16.80g/t Au over 2 meters; 23.6g/t Au over 1 meter; 4.14g/t Au over 5 meters and 1.15 g/t Au over 21 meters. A number of higher grade zones are included in these intervals and are listed in Table 1; a tabulation of the new results is expected to be posted in the near future on the Lake Victoria corporate website.

Table 1.
Summary of Reverse Circulation Drill Results from Sambaru 3, 4 and 5

Hole No.	Total Depth (m)	Section	*North Co-ord	*East Co-ord	Azimuth (deg)	Declin. (deg)	From (m)	To (m)	Interval (m)	Grade Au g/t
Sambaru 3
SGRC0004	80	2580W	9412284	727015	40	-55	2	7	5	4.14
SGRC0008	93	2500W	9412254	727088	40	-60	31	38	7	1.78
						and	44	65	21	1.15
						and	75	78	3	2.17
(including 1 meter @ 5.39g/t Au)
						and	82	87	5	1.56
SGRC0014	74	2660W	9412336	726950	40	-55	58	59	1	23.6
Sambaru 4
SGRC0019	100	3520W	9412796	726195	40	-55	11	13	2	0.88
SGRC0023	77	3760W	9413004	726056	40	-55	53	63	10	1.14
						and	69	70	1	7.19
SGRC0041	99	3760W	9413070	726115	220	-50	24	26	2	0.9
						and	71	83	12	2.81
(including 1 meter @ 18.10g/t Au)
SGRC0024	109	3840W	9413066	726003	40	-55	67	71	4	13.91
(including 1 meter @ 37.30g/t Au)
SGRC0043	124	3840W	9413150	726066	220	-50	73	74	1	6.33
SGRC0025	70	3920W	9413146	725978	40	-55	41	45	4	3.85
(including 1 meter @ 10.20g/t Au)
SGRC0045	114	3020W	9412490	726620	220	-55	86	88	2	3.22
SGRC0046	92	3140W	9412524	726485	40	-50	32	36	4	2.01
Sambaru 5
SGRC0039	80	4640W	9413876	725625	40	-55	52	54	2	16.8
							(including 1 meter @ 22.10g/t Au)
* Datum Arc 1960
Notes:	34.286 grams of gold/metric tonne = 1 Troy ounce of gold/short ton;
g/t = grams/metric tonne; Au is the chemical symbol for gold.
The mineralized interval represents the length of the drill hole intercept, and is not the true horizontal width of the mineralized structure.

These initial results, represent a total of 3,600 meters of recently completed reverse circulation drilling from within three of five target areas, and the results demonstrate the presence of high grade, narrow gold-rich zones from the central to the northwestern part of the five kilometer long Singida-Londoni gold project area.

Roger Newell Ph.D. and Chairman of the Board said, “I am very pleased that these 13 drill holes have found high grade gold below the artisanal workings, and I am confident that many of the remaining holes will continue to report important gold assays. This kind of early drill success is very unusual in a brand new gold project, and Clive King, our Qualified Person and his geological team are doing an excellent of job of finding the ore controls in this large, complex and exciting gold property. While we are anxious to learn about additional assay results from holes that have already been drilled, it appears we are embarking upon a whole new greenstone belt and a related exploration/mining area in Tanzania.”

Sambaru 3 Target Zone
At Sambaru 3, at least four mineralized zones have been intercepted on one drill fence (News Release – 7th September 2010). These four zones have been partly traced to the corresponding drill fences over a strike length of about 160 meters.

Sambaru 4 Target Zone
At Sambaru 4, drill results from immediately west of the active artisanal mine area (News Release – 28th September 2010) indicate that the main 2 to 4 meter wide artisanal mining zone averaging 2.41g/t Au has now been traced for some 120 meters along strike. This main zone appears to also be present along strike to the northwest at a distance of about 620 meters within the central part of Sambaru 4. Drilling has also traced two additional mineralized zones along a strike distance of about 160 meters. The best intersection of 37.30g/t Au over 1 meter was within in a 4 meter wide, massive arsenopyrite gold-bearing sulphide zone that averaged 13.91 g/t Au within the central Sambaru 4 target area.

Sambaru 5 Target Zone
At Sambaru 5, in the northwestern part of the licence area, one borehole averaged 16.80 g/t Au over 2 meters within a narrow zone of arsenopyrite. The mineralized intercepts in Sambaru 3, 4 and 5 occur less than 70 meters below surface.

A planned 1,000 meter drill program is currently underway at the Sambaru 2 target which is the largest location of artisanal workings within the licence area.

Preliminary positive visual drill results are reported from the drill site and include geological rock observations and gold panned minerals from a number of drill samples within the central artisanal mine area; additional information concerning this drill program is planned to be provided in the near future.

Analytical work is being carried out at the independent SGS Laboratories in Mwanza, Tanzania. The drill samples are subject to full sample preparation followed by a 50 gram fire assay with an AA finish. Blanks (5%), commercial standards (5%) and duplicates (5%) are being used in each sample batch of 20 samples to monitor laboratory performance during the analysis. Samples submitted either represent 4 meters composite samples of 1 meter intervals or 1 meter samples where on site logging and panning of the RC chips indicates the presence of visible gold or gold-bearing sulphides

The reader is cautioned that the potential quantity and grade of the regional exploration target is conceptual in nature; it is uncertain if further exploration will result in the exploration target being delineated as a mineral resource and there is no guarantee that these resources, if delineated, will be economic or sufficient to support a commercial mining operation. The Company's production objectives are intended to provide an indication of management's current expectations and are still conceptual in nature. It is uncertain that it will be established that these resources will be converted into economically viable mining reserves. Until a feasibility study has been completed, there is no certainty that these objectives will be met.

Clive King, P.Geo, a Qualified Person as such term is defined in Canadian National Instrument 43-101, is responsible for monitoring the supervision and quality control of Lake Victoria’s exploration program and has reviewed and verified the technical information contained in this news release. Clive King, registered with the South African Council of Natural Scientific Professions (Pr.Sci.Nat Reg. No. 400065/09).

About the Company

Lake Victoria Mining Company, Inc. is working to create another gold mine in the world famous Lake Victoria Greenstone Belt, Tanzania, East Africa. Tanzania is Africa's third largest gold producer, behind South Africa and Ghana, but also has reserves of uranium, nickel and coal. Gold exports alone earned it $1.076 billion in 2009, up from $932.4 million the previous year. Lake Victoria holds eleven prospective gold projects and five uranium projects within its Tanzania property portfolio. Additional information regarding the Company is available on the corporate website at: www.lakevictoriaminingcompany.com or by contacting:

Lake Victoria Mining Company, Inc.
David T. Kalenuik, President and CEO
Phone: 303-586-1390
Email: info@lvcamining.com

Disclaimer

This news release may contain forward-looking statements or information within the meaning of the United States Private Securities Litigation Reform Act of 1995 and within the meaning of Canadian provincial securities laws applicable to the Company. Forward-looking statements are typically identified by words such as: believe, expect, anticipate, intend, estimate, postulate and similar expressions, or are those, which, by their nature, refer to future events. Forward-looking statements or information are subject to a variety of risks and uncertainties which could cause actual events or results to differ from those reflected in the forward-looking statements or information, including, without limitation, risks and uncertainties relating to obtaining financing to meet the Company's exploration programs and operating costs during its exploratory stage, the interpretation of exploration results and the estimation of mineral resources and reserves, the geology, grade and continuity of mineral deposits, the possibility that future exploration, development or mining results will not be consistent with the Company's expectations, accidents, equipment breakdowns, title matters, or other unanticipated difficulties with or interruptions in production and operations, the potential for delays in exploration or development activities or the completion of feasibility studies, the inherent uncertainty of production and cost estimates and the potential for unexpected costs and expenses, commodity price fluctuations, currency fluctuations, regulatory restrictions, including the inability to obtain mining permits and environmental regulatory restrictions and liability, the speculative nature of mineral exploration, dilution, competition, loss of key employees, and other risks and uncertainties, including those described under "Risk Factors" in the Company's Annual Report on Form 10-K filed on July 14, 2010, which is on file with the Securities and Exchange Commission, as well as the Company's periodic filings available at www.sec.gov and with Canadian Securities Administrators at www.sedar.com. Should one or more of these risks and uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described in forward-looking statements. Accordingly, readers are advised not to place undue reliance on forward-looking statements or information. The Company does not undertake any obligation to release publicly revisions to any "forward-looking statement," to reflect events or circumstances after the date of this news release, or to reflect the occurrence of unanticipated events, except as is required under applicable securities laws.

Cautionary note to U.S. Investors -- The United States Securities and Exchange Commission permits U.S. mining companies, in their filings with the SEC, to disclose only those mineral deposits that a company can economically and legally extract or produce. We use certain terms on this press release, such as "mineralized zones" which the SEC guidelines strictly prohibit U.S. registered companies from including in their filings with the SEC. U.S. Investors are urged to consider closely the disclosures in our annual report on Form 10-K. This press release contains information about adjacent properties on which we have no right to explore or mine. We advise U.S. investors that the SEC's mining guidelines strictly prohibit information of this type in documents filed with the SEC. U.S. Investors are cautioned that mineral deposits on adjacent properties are not indicative of mineral deposits on our properties.